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                                                                  EXHIBIT 10.40B


                                   EXHIBIT B
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                          CERTIFICATE OF DESIGNATION
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                         CERTIFICATE OF DESIGNATIONS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                       ANCHOR PACIFIC UNDERWRITERS, INC.,
                             A DELAWARE CORPORATION
                       (Pursuant to Section 151(g) of the
                       Delaware General Corporation Law)


     The undersigned, James R. Dunathan and Earl Wiklund hereby certify that:

     I. They are the duly elected and acting President and Secretary, respectively, of Anchor Pacific Underwriters, Inc., a Delaware corporation (the "Corporation").

     II. The Certificate of Incorporation of the Company authorizes 2,000,000 shares of preferred stock, par value $0.02 per share ("Preferred Stock"), of which none are outstanding.

     III. The following is a true and correct copy of resolutions duly adopted by the Board of Directors at a meeting duly held on March 9, 2000, which constituted all requisite action on the part of the Corporation for adoption of such resolutions.

                                  RESOLUTIONS

     WHEREAS, the Board of Directors of the Corporation (the "Board of Directors") is authorized to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof; and

     WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of Preferred Stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of Preferred Stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

     1. Designation, Amount, Par Value, and Dividends. The series of Preferred Stock shall be designated as the Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and the number of shares so designated shall be 1,853,300. The par value of each share of Series A Preferred Stock shall be $0.02. The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and any other Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the Available Assets, cumulative cash dividends at an annual rate per share equal to 8%, compounded annually, of the Series A Liquidation Value from and after the Series A Issue Date, as adjusted for any stock splits, combinations or dividends with respect to such share of Series A Preferred Stock, and provided that no dividends shall be paid on or declared and set apart on the Common Stock or Junior Stock until all accumulated and unpaid dividends with respect to the shares of Series A Preferred Stock shall have been paid or declared and set aside. Dividends payable pursuant to this Section shall begin to accrue and be
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cumulative from the Series A Issue Date, whether or not earned or declared.  The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     2.   Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, the holders of the Series A Preferred Stock shall be entitled to be paid out of the Available Assets, prior and in preference to any distribution to the holders of Common Stock or any other Junior Stock, and subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on a parity with, the Series A Preferred Stock with respect to liquidation preferences, an amount equal to the greater of (i) the Series A Liquidation Value for each outstanding share of Series A Preferred Stock, or (ii) an amount per share equal to the amount such holders would have received had the Series A Preferred Stock been converted to Common Stock immediately prior to such liquidation, dissolution or winding up. If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series A Preferred Stock the full amount to which they otherwise would be entitled to receive, the holders of Series A Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts to which they would otherwise be entitled to receive upon liquidation if all liquidation preference dollar amounts owing to the holders of Series A Preferred Stock were paid in full.

          (b) After payment to the holders of the Series A Preferred Stock of the amount set forth in subsection 2(a), the then remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed to the holders of the Common Stock.

          (c) The amounts set forth above and throughout this Section shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, reverse stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Stock.

          (d) For purposes of this Section, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include
(i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), or
(ii) a sale of all or substantially all of the assets of the Corporation; or
(iii) a sale of authorized and unissued shares of the Corporation, unless in any of the cases described in clauses (i), (ii) or (iii), the Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.
Each holder of Series A Preferred Stock, upon the occurrence of an event described in the immediately preceding sentence, shall have the option of electing treatment of his shares of Series A Preferred Stock under either this
Section 2 or under Section 5(g) hereof by giving the Corporation written notice of such election at least ten days prior to the close of such transaction, unless such holders received notice of the transaction less than 20 days prior to the close of such transaction, and

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then the notice of election shall be given within 10 days after such notice of the transaction. In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed to be such consideration's fair market value, as determined reasonably by the Board of Directors.

     3.   Redemption.  The Series A Preferred Stock shall not be redeemable.

     4.   Voting Rights; Directors.

          (a) Except as expressly provided herein, including Section 7, or by the Certificate of Incorporation, by the bylaws of the Corporation or as required by law, the holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted and (except as expressly provided herein or required by law, voting together with the Common Stock as a single class) shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any shareholders' meeting, which shall be given in accordance with the bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded downward).

          (b) In addition to those persons entitled to call a special meeting of the Corporation's shareholders pursuant to the Delaware Corporation Laws, special meetings of the Corporation's shareholders may be called by vote of not less than a majority of the outstanding shares of Series A Preferred Stock.

          (c) The Board of Directors of the Corporation shall consist of between seven (7) and thirteen (13) members, with the exact number to be fixed from time to time by the affirmative vote of a majority of the Board of Directors. At each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, the holders of the Series A Preferred Stock, voting together as a separate class, shall be entitled to elect five (5) directors to the Board of Directors. In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of the Series A Preferred Stock pursuant to this Section, the remaining directors so elected by the Series A Preferred Stock may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the Series A Preferred Stock), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred Stock or any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the Series A Preferred Stock, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders, and any vacancy thereby created may be filled by the holders of the Series A Preferred Stock represented at the meeting or pursuant to unanimous written consent.

     5. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

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          (a) Right to Convert.  Each share of Series A Preferred Stock shall be
              ----------------
convertible, at the option of the holder thereof, at any time after the Series A Issue Date, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Stated Value by the then applicable Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (hereinafter sometimes the "Conversion Rate"). The initial Conversion Price per share for Series A Preferred Stock (as from time to time in effect, the "Conversion Price") shall be $.1079156. Such initial Conversion Price shall be adjusted as hereinafter provided.

          (b) Automatic Conversion.  Each share of Series A Preferred Stock
              --------------------
shall automatically be converted into shares of Common Stock at the then effective Conversion Price as provided in Section 5(a) above, after adjustment as provided elsewhere in this Section 5,

              (i) immediately prior to the closing of an underwritten public offering of the Corporation's Common Stock (A) immediately following which offering the Corporation's Common Stock trades on the New York Stock Exchange or the Nasdaq National Market or any national securities exchange with recognition by regulatory authorities not materially different from, and listing standards not less stringent than those imposed by, the Nasdaq National Market and (B) at a price per share of Common Stock (adjusted for any stock splits, stock dividends and recapitalizations of or on the Common Stock) not less than Five Dollars ($5.00) for each share of Common Stock into which the Series A Preferred Stock would then convert, and which results in gross proceeds to the Corporation of at least Ten Million Dollars ($10,000,000); or

              (ii) at the election of the holders of at least a majority of the Series A Preferred Stock, voting as a separate class, to automatically convert all of the outstanding shares of Series A Preferred Stock.

          (c) Mechanics of Conversion.  Before any holder of Series A Preferred
              -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that it elects to convert the same and shall state therein the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations.

              (i) The Conversion Price of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                    (A) Upon each issuance by this Corporation of any Additional Stock (as defined below) after the date the first share of Series A Preferred Stock was originally

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issued, without consideration or for a consideration per share less than the
Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                    (B) No adjustment of the Conversion Price for Series A Preferred Stock shall be made in an amount less than one cent ($.01) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward, and upon such adjustment the Conversion Price for such Preferred Stock shall be rounded up or down to the nearest cent. Except to the limited extent provided for in subsections 5(d)(i) (E)(3), or (E)(4) or 5(d)(iv), no adjustment of such Conversion Price pursuant to this subsection 5(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                    (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 5(d)(i) and subsection 5(d)(ii):

                         (1) The aggregate maximum number of shares of Common
Stock deliverable upon exercise (whether or not then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the sum of the consideration (determined in the manner provided in subsections 5(d)(i)(C) and (d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights, and the exercise price provided for in such options or rights for the Common Stock covered thereby.

                         (2) The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (whether or not then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent

                                      -5-
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conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the sum of the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), and the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities (other than the principal amount of convertible securities to the extent the Corporation has received such consideration as of the issuance thereof) or the exercise of any related options or rights.

                         (3) In the event of any change in the number of shares
of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change.

                         (4) Upon the expiration of any such options or rights,
the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 5(d)(i)(E)) by this Corporation after the date the first share of Series A Preferred Stock was originally issued other than:

                    (A) Common Stock issued pursuant to a transaction described in subsection 5(d)(iii) hereof;

                    (B) Common Stock issuable or issued to employees or service providers of this Corporation directly or pursuant to a stock option plan or restricted stock plan at the then current fair market value, as approved and determined by the Board of Directors of this Corporation; or

                    (C) Common Stock issued upon conversion of shares of Series A Preferred Stock.

               (iii) In the event the Corporation should at any time or from time to time after the date the first share of Series A Preferred Stock was originally issued fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the

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Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

               (iv) If the number of shares of Common Stock outstanding at any time after the date the first share of Series A Preferred Stock was originally issued is decreased by a reverse-split or combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e)  Other Distributions.  In the event this Corporation shall declare
               -------------------
a distribution payable in securities of other entities, evidences of indebtedness issued by this Corporation or other entities, assets (excluding cash dividends) or options or rights not referred to in subsection 5(d)(iii), then, in each such case for other purposes of this subsection 5(e), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (f)  Recapitalizations.  If at any time or from time to time there
               -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 2), provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of such number of shares of Common Stock deliverable upon conversion immediately prior to that recapitalization would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g)  Capital Reorganization, Merger or Sale of Assets.  If at any time
               ------------------------------------------------
or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale or an amount of cash receivable as if the Series A Preferred Stock had converted into shares of Common Stock. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 shall be applicable after that event in as nearly equivalent a manner as

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may be practicable. Each holder of Series A Preferred Stock upon the occurrence of an event set forth in this Section 5(g), shall, subject to automatic conversion pursuant to subsection 5(b), have the option of electing treatment of his shares of Series A Preferred Stock under either this Section 5(g) or Section 2 hereof, if applicable, by giving the Corporation written notice of such election at least ten days prior to the close of such transaction unless such holders received notice of the transaction less than 20 days prior to the close of such transaction, then the notice of election shall be given within 10 days after such notice.

          (h)  Certificates as to Adjustments.  Upon the occurrence of each
               ------------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

          (i)  Issue Taxes.  The Corporation shall pay any and all issue and
               -----------
other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (j)  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation. For the purpose of increasing the number of shares of Common Stock authorized to provide enough Common Stock to fully convert the Series A Preferred Stock, the Series A Preferred Stock shall vote in favor of such amendment to the Certificate of Incorporation.

          (k)  No Fractional Shares.  No fractional share shall be issued upon
               --------------------
the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to

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the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

     6. Amendment. Any term relating to the Series A Preferred Stock may be amended and the observance of any term relating to the Series A Preferred Stock may be waived (either generally or in a particular instance) only with the vote or written consent of holders of a majority of the outstanding shares of the Series A Preferred Stock. Any amendment so effected shall be binding upon the Corporation and any holder of the Series A Preferred Stock.

     7. Protective Provisions. 1) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, authorize:

               (i) the declaration, setting aside or payment of any dividend or distribution with respect to any shares of equity securities of the Corporation;

               (ii) any increase in the authorized number of shares of any class or series of capital stock of the Corporation;

               (iii) the redemption or repurchase of any shares of equity securities, except for the repurchase of shares at cost or without cost pursuant to rights granted to the Corporation under employee stock option or stock repurchase agreements;

               (iv) any amendment to, or waiver of, any provision of the Certificate of Incorporation or bylaws of the Corporation or any corporate action that would change any of the rights, preferences, privileges of the Series A Preferred Stock or limitations provided for herein for the benefit of the Series A Preferred Stock or which would materially adversely affect the rights of the holders of the Series A Preferred Stock;

               (v) the creation or issuance of, or the obligation to create or issue, any shares of any class or series of capital stock of the Corporation, or any other securities convertible into capital stock of the Corporation, other than (i) capital stock issuable or issued to employees or service providers of this Corporation directly or pursuant to a stock option or restricted stock plan approved by the Board of Directors of this Corporation or (ii) capital stock issuable upon the conversion or exchange of any convertible or exchangeable securities outstanding as of the date hereof or the issuance of which was approved pursuant to this subsection;

               (vi) the sale, lease, exchange or transfer, in one transaction or a series of related transactions, of assets of the Corporation having a fair market value in excess of $100,000, unless the Corporation's stockholders immediately prior to such sale, lease, exchange or transfer will, as a result of such transaction hold (by virtue of securities issued as consideration in such transaction) at least 50% of the voting power of the purchasing entity);

               (vii) any liquidation, dissolution or winding up of the Corporation;

               (viii) any reorganization, merger or consolidation in which the Corporation is not the surviving entity, or which will result in the Corporation's stockholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity;

               (ix) any change in the primary business of the Corporation and its subsidiaries from the business of providing insurance claims management, administration and related services to third parties;

               (x) any transaction which would result in the Corporation, or any Subsidiary of the Corporation, incurring, assuming or suffering to exist, any new bank indebtedness that exceeds existing bank indebtedness of the Corporation on the Series A Issue Date by an amount in excess of one hundred thousand dollars ($100,000);

               (xi) the acquisition (including by merger or consolidation with the Corporation or any of its Subsidiaries) by the Corporation or any of its Subsidiaries of shares of capital stock of or any other ownership interest in, or the acquisition (including by purchase, lease or exchange) of all or any substantial portion of the assets of, any entity (other than the formation of any new Subsidiary or joint venture in the ordinary course of the Corporation's business which has been approved by a majority of the Board of Directors);

               (xii) the creation or issuance of any stock options, warrants or other Common Stock Equivalents, other than options issued to employees or service providers of this Corporation directly or pursuant to a stock option plan approved by the Board of Directors of this Corporation granted at the then fair market value of such Common Stock as determined by the Board of Directors; or

               (xiii) any transaction substantially similar to any of those enumerated in this Section.:

          (b) In addition to any other rights provided by law or otherwise provided herein, so long as shares of the Series A Preferred Stock remain outstanding.

               (i) the Board of Directors of the Corporation shall not exceed nine members; and

               (ii) the holders of the Series A Preferred shall elect a majority of the Corporation's Board of Directors voting separately as a single class.

     8. No Reissuances of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of Preferred Stock.

     9. Certain Covenants. Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision contained herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     10. No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of such Preferred Stock against dilution or other impairment.

     11.  Notices.  In the event of:

          (a) Any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

          (b) Any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

          (c) Any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

     then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective. Such notice shall be mailed by first class mail, postage prepaid, at least 20 days prior to the date specified in such notice on which such action is to be taken.

     12.  Certain Definitions.

     "Available Assets" shall mean, upon the liquidation, dissolution or winding up of the Corporation, all assets of the Corporation available for distribution to holders of all classes of the Corporation's capital stock, whether such assets are capital, surplus or earnings.

     "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

     "Series A Issue Date" shall mean, as to any share of Series A Preferred Stock, the date of original issuance of such share of Series A Preferred Stock.

     "Series A Liquidation Value" as of any date shall mean an amount per share equal to the Series A Stated Value, plus all accrued and unpaid dividends thereon.

     "Series A Stated Value" shall mean $1.079156.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     RESOLVED FURTHER, that the President and Secretary of the Corporation be, and they hereby are, authorized and directed to prepare, execute, verify, and file in Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

     IN WITNESS WHEREOF, the undersigned declare under penalty of perjury that they have read the foregoing Certificate of Designations and know the contents thereof, and that the statements therein are true and correct of their own knowledge.



Executed at Concord, California, on March 9, 2000.


                                    By:/s/ James R. Dunathan
                                       -------------------------------
                                           James R. Dunathan, President


                                    By:/s/ Earl Wiklund
                                       -------------------------------
                                           Earl Wiklund, Secretary